UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________

PALMETTO BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

South Carolina	74-2235055
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

301 Hillcrest Drive, Laurens, South Carolina 29360

(Address of Principal Executive Offices)        (Zip Code)

Palmetto Bancshares, Inc. 2008 Restricted Stock Plan

(Full title of the plan)

L. Leon Patterson

Chief Executive Officer

301 Hillcrest Drive

Laurens, South Carolina 29360

(Name and address of agent for service)

864-984-4551

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐

___________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	250,000(1)	$42.00(2)	$10,500,000(2)	$412.65

(1)      Represents shares of common stock issuable under the Palmetto Bancshares, Inc. 2008 Restricted Stock Plan.

(2)      In accordance with Rule 457(c), the registration fee is based upon the average of the high and low price of common stock reported on August 12, 2008.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in Palmetto Bancshares, Inc. Restricted Stock Plan in accordance with Rule 428(b)(1) of the General Rules and Regulations under the Securities Act of 1933.  In accordance with the Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by us with the SEC are incorporated by reference into this registration statement, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining to be sold, shall be deemed to be incorporated by reference in this Registration Statement and shall be a part of this Registration Statement from the date of filing of such documents:

(a)   our Annual Report on Form 10-K for the year ended December 31, 2007;

(b)   our Quarterly Reports on Form 10-Q for the periods ended March 31, 2008 and June 30, 2008;

(c)   our Current Reports on Form 8-K filed on January 14, 2008, January 15, 2008, January 18, 2008, May 21, 2008, May 28, 2008, July 21, 2008 and August 7, 2008 and our two Current Reports on Form 8-K/A both filed on January 17, 2008; and

(d)   the description of our common stock included in  or incorporated into our registration statement on Form 8-A filed with the Securities and Exchange Commission on or about April 30, 1995, including any amendments thereto or reports filed for the purpose of updating such description.

Item 4.  Description of Securities.

N/A

Item 5.  Interests of Named Experts and Counsel.

N/A

Item 6.  Indemnification of Directors and Officers.

Under our bylaws, we must indemnify any individual made a party to a proceeding because he/she is or was a director of the company, against liability incurred in the proceeding, but only if such indemnification is both permissible and authorized.

We will not indemnify a director unless a determination has been made in accordance with the procedures set forth in Section 33-8-550(b) of the South Carolina Business Corporation Act of 1988 (the “Corporation Act”) that the director met a certain standard of conduct.  The individual must demonstrate that (1) he conducted himself in good faith; and (2) he reasonably believed: (a) in the case of conduct in his official capacity with the company, that his conduct was in our best interests; (b) in all other cases, that his conduct was at least not opposed to our best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.  We will not indemnify a director under our bylaws in connection with a proceeding by or in the right of the company in which the director was adjudged liable to us, or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

In addition to the determination requirement discussed above, we will not indemnify a director unless the board of directors (as specified in Section 33-8-550(c) of the Corporation Act) authorizes payment after it has concluded that the expenses are reasonable, that we have the financial ability to make the payment, and that our financial resources should be devoted to this use, rather than some other use by us.

If a determination is made, following the procedures discussed above, that the director has met the applicable requirements and if authorization of payment is made following the procedures and standards discussed above, then we will pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding, if:

  the director furnishes to us a written affirmation of his good faith belief that he has met the standard of conduct described above;

  the director furnishes to us a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct (which undertaking must be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment); and

  a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 5.1 of our bylaws or Section 33-8-500 through Section 33-8-580 of the Corporation Act.

In the case of a derivative action, our bylaws provide that indemnification in connection with a proceeding by or in the right of the company is limited to reasonable expenses incurred in connection with the proceeding.

Our bylaws also provide that the board of directors may indemnify and advance expenses to any officer, employee or agent of the company, who is not a director of the company, to any extent, consistent with public policy, as determined by the general or specific action of the board of directors.

Under the Corporation Act, unless limited by our articles of incorporation, we must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the company against reasonable expenses incurred by him in connection with the proceeding.

Our articles of incorporation provide that a director shall not be personally liable to the company or any of our shareholders for monetary damages for breach of fiduciary duty as a director, provided that a director's liability shall not be eliminated or limited with respect to (i) any breach of the  director's duty of loyalty to the company or our shareholders; (ii) acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of laws; (iii) liability imposed under Section 33-8-330 of the Corporation Act (relating to improper distributions to shareholders); or (iv) liability for any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed.

N/A

Item 8.  Exhibits.

The following exhibits are filed with this registration statement.

Exhibit

Number        Description of Exhibit

4.1

Articles of Incorporation filed on May 13, 1982 in the office of the Secretary of State of South Carolina (incorporated by reference to Exhibit 3 to the Company’s Registration Statement on Form S-4, Commission File No. 33-19367, filed with the Securities and Exchange Commission on December 30, 1987).

4.2

Articles of Amendment filed on May 5, 1988 in the office of the Secretary of State of South Carolina (incorporated by reference to Exhibit 4.1.2 to the Company’s Registration Statement on Form S-8, Commission File No. 33-51212, filed with the Securities and Exchange Commission on August 20, 1992).

4.3

Articles of Amendment filed on January 26, 1989 in the office of the Secretary of State of South Carolina (incorporated by reference to Exhibit 4.1.3 to the Company’s Registration Statement on Form S-8, Commission File No. 33-51212, filed with the Securities and Exchange Commission on August 20, 1992).

4.4

Articles of Amendment filed on April 23, 1990 in the office of the Secretary of State of South Carolina (incorporated by reference to Exhibit 4.1.4 to the Company’s Registration Statement on Form S-8, Commission File No. 33-51212, filed with the Securities and Exchange Commission on August 20, 1992).

4.5

Articles of Amendment filed on October 16, 1996 in the office of the Secretary of State of South Carolina (incorporated by reference to Exhibit 3.1.5 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996).

4.6

Articles of Amendment filed on May 17, 1999 in the office of the Secretary of State of South Carolina (incorporated by reference to Exhibit 3.1.6 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999).

4.7	By-laws adopted on April 10, 1990 (incorporated by reference to Exhibit 3.2.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006).
4.8	Amendment to By-laws dated April 12, 1994 (incorporated by reference to Exhibit 3.2.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006).
4.9	Amendment to By-laws dated January 19, 1999 (incorporated by reference to Exhibit 3.2.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998).
4.10

Specimen Certificate for Common Stock (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8, Commission File No. 33-51212, filed with the Securities and Exchange Commission on August 20, 1992).

4.11	Palmetto Bancshares, Inc. 2008 Restricted Stock Plan (incorporated by reference to Appendix A of the Company’s Proxy Statement on Schedule 14A, filed March 17, 2008).
5.1	Legal Opinion of Nelson Mullins Riley & Scarborough LLP
23.1	Consent of Elliott Davis, LLC
23.2	Consent of Nelson Mullins Riley & Scarborough LLP (contained in their opinion filed as Exhibit 5.1)
24	Power of Attorney (contained on the signature pages of this registration statement)

Item 9.  Undertakings.

1.        The undersigned registrant hereby undertakes:

a.      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

b.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

d.    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchase in the initial distribution of securities: The undersigned registrant undertakes that in  a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 i.        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

 ii.       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laurens, State of South Carolina, on this 15th day of July, 2008.

PALMETTO BANCSHARES, INC.

By: /s/ L. Leon Patterson
L. Leon Patterson
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints L. Leon Patterson and Paul W. Stringer and each of them such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities (including such person's capacity as a director and/or officer), to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ L. Leon Patterson		July 15, 2008
L. Leon Patterson	Director Chairman Chief Executive Officer

/s/ Paul W. Stringer		July 15, 2008
Paul W. Stringer	Director President Chief Operating Officer Chief Accounting Officer

/s/ W. Fred Davis, Jr.		July 15, 2008
W. Fred Davis, Jr.	Director

/s/ David P. George, Jr.		July 15, 2008
David P. George, Jr.	Director

/s/ Michael D. Glenn		July 15, 2008
Michael D. Glenn	Director

/s/ John T. Gramling, II		July 15, 2008
John T. Gramling, II	Director

/s/ John D. Hopkins, Jr.		July 15, 2008
John D. Hopkins, Jr.	Director
/s/ Sam B. Phillips, Jr.		July 15, 2008
Sam B. Phillips, Jr.	Director

/s/ Albert V. Smith		July 15, 2008
Albert V. Smith	Director

/s/ Ann B. Smith		July 15, 2008
Ann B. Smith	Director

/s/ Edward K. Snead, III		July 15, 2008
Edward K. Snead, III	Director

/s/ Jane S. Sosebee		July 15, 2008
Jane S. Sosebee	Director
/s/ L. Stewart Spinks		July 15, 2008
L. Stewart Spinks	Director
/s/ J. David Wasson, Jr.		July 24, 2008
J. David Wasson, Jr.	Director

Exhibit Index

Exhibit Number	Description of Exhibit

4.1

Articles of Incorporation filed on May 13, 1982 in the office of the Secretary of State of South Carolina (incorporated by reference to Exhibit 3 to the Company’s Registration Statement on Form S-4, Commission File No. 33-19367, filed with the Securities and Exchange Commission on December 30, 1987).

4.2

Articles of Amendment filed on May 5, 1988 in the office of the Secretary of State of South Carolina (incorporated by reference to Exhibit 4.1.2 to the Company’s Registration Statement on Form S-8, Commission File No. 33-51212, filed with the Securities and Exchange Commission on August 20, 1992).

4.3

Articles of Amendment filed on January 26, 1989 in the office of the Secretary of State of South Carolina (incorporated by reference to Exhibit 4.1.3 to the Company’s Registration Statement on Form S-8, Commission File No. 33-51212, filed with the Securities and Exchange Commission on August 20, 1992).

4.4

Articles of Amendment filed on April 23, 1990 in the office of the Secretary of State of South Carolina (incorporated by reference to Exhibit 4.1.4 to the Company’s Registration Statement on Form S-8, Commission File No. 33-51212, filed with the Securities and Exchange Commission on August 20, 1992).

4.5

Articles of Amendment filed on October 16, 1996 in the office of the Secretary of State of South Carolina (incorporated by reference to Exhibit 3.1.5 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996).

4.6

Articles of Amendment filed on May 17, 1999 in the office of the Secretary of State of South Carolina (incorporated by reference to Exhibit 3.1.6 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999).

4.7	By-laws adopted on April 10, 1990 (incorporated by reference to Exhibit 3.2.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006).
4.8	Amendment to By-laws dated April 12, 1994 (incorporated by reference to Exhibit 3.2.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006).
4.9	Amendment to By-laws dated January 19, 1999 (incorporated by reference to Exhibit 3.2.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998).
4.10

Specimen Certificate for Common Stock (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8, Commission File No. 33-51212, filed with the Securities and Exchange Commission on August 20, 1992).

4.11	Palmetto Bancshares, Inc. 2008 Restricted Stock Plan (incorporated by reference to Appendix A of the Company’s Proxy Statement on Schedule 14A, filed March 17, 2008).
5.1	Legal Opinion of Nelson Mullins Riley & Scarborough LLP
23.1	Consent of Elliott Davis, LLC
23.2	Consent of Nelson Mullins Riley & Scarborough LLP (contained in their opinion filed as Exhibit 5.1)
24	Power of Attorney (contained on the signature pages of this registration statement)